EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation in this Registration Statement of RMD Technologies, Inc. on Form SB-2/A of our report dated September 9, 2006, for the fiscal years ended May 31, 2006 and 2005, and to all references to our firm included in this Registration Statement.

/s/ Child, Van Wagoner & Bradshaw, PLLC
July 10, 2007
Salt Lake City, Utah